File.:333134232
Rule 424 (b)
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
 represents two deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING PREFERRED SHARES
WITHOUT PAR VALUE OF
COMPANHIA BRASILEIRA DE
DISTRIBUICAO
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
Overstamp: Effective July 13, 2009, the
underlying preferred shares were reclassified
as Class A preferred shares.
Overstamp: Effective October 18, 2010, the
ratio has changed to each American
Depositary Share represents one Class A
preferred share.
            The Bank of New York, as
depositary (hereinafter called the Depositary),
hereby certifies that___________
________________________________________
____, or registered assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited non-voting acoes
preferenciais (herein called Shares) of
COMPANHIA BRASILEIRA DE
DISTRIBUICAO, a corporation with limited liability organized under the laws of The
Federative Republic of Brazil (herein called the
Company).  At the date hereof, each American
Depositary Share represents two Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter defined) at the Sao Paulo office of Banco Itau S.A. (herein called the Custodian).

The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
            101 BARCLAY STREET, NEW
YORK, N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is one
of an issue (herein called Receipts), all issued and
to be issued upon the terms and conditions set
forth in the Amended and Restated Deposit
Agreement, dated as of September 6, 2007
(herein called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and Beneficial Owners from time to time
of Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement sets
forth the rights of Owners and Beneficial Owners
of the Receipts and the rights and duties of the
Depositary in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received in
respect of such Shares and held thereunder (such
Shares, securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed provisions
of the Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall
have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt for the
purpose of withdrawal of the Deposited
Securities represented by the American
Depositary Shares evidenced hereby, and upon
payment of the fee of the Depositary provided in
this Receipt, and subject to the terms and
conditions of the Deposit Agreement, the Charter,
the provisions of or governing the Deposited
Securities and applicable law, the Owner hereof
is entitled to delivery, to him or upon his order, of
the Deposited Securities at the time represented
by the American Depositary Shares for which
this Receipt is issued.  Delivery of such
Deposited Securities may be made by (a) (i) the
delivery of certificates for Shares, if any, in the
name of the Owner hereof or as ordered by him
or certificates for Shares properly endorsed or
accompanied by proper instruments of transfer to
such Owner or as ordered by him, or (ii) book-
entry transfer of the Shares represented by the
American Depositary Shares evidenced by this
Receipt to an account in the name of such Owner
or as ordered by him, and (b) delivery of any
other securities, property and cash to which such
Owner is then entitled in respect of this Receipt
to such Owner or as ordered by him.  Such
delivery will be made at the option of the Owner
hereof, either at the office of the Custodian or at
the Corporate Trust Office of the Depositary, as
provided in the Deposit Agreement; provided that
the forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall be
at the risk and expense of the Owner hereof.
      Neither the Depositary nor the Custodian
shall deliver Shares, by physical delivery, book-
entry or otherwise (other than to the Company or
its agent as contemplated by Section 4.08 of the
Deposit Agreement), or otherwise permit Shares
to be withdrawn from the facility created by the
Deposit Agreement, except upon the receipt and
cancellation of Receipts.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by
a duly authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes and the expenses of the Depositary
and upon compliance with such regulations, if
any, as the Depositary may establish for such
purpose.  This Receipt may be split into other
such Receipts, or may be combined with other
such receipts into one Receipt, evidencing the
same aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt, the
delivery of any distribution thereon, or
withdrawal of any Deposited Securities, the
Company, the Depositary, the Custodian,
Registrar, or Foreign Registrar, if any, may
require payment from the depositor of the Shares
or the presenter of the Receipt of a sum sufficient
to reimburse it for any tax or other governmental
charge and any stock transfer or registration fee
with respect thereto (including any such tax or
charge and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt, may
require the production of proof satisfactory to it
as to the identity and genuineness of any
signature and may also require compliance with
such reasonable regulations as the Depositary and
the Company may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this Article
3 and any regulations deemed necessary or
desirable by the Depositary or the Custodian to
facilitate compliance with any applicable rules or
regulations of the Banco Central de Brasil (the
Central Bank) or the Comissao de Valores
Mobiliarios (the CVM).
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts, or the combination or split-
up of Receipts generally may be suspended,
during any period when the transfer books of the
Depositary are closed, or if any such action is
deemed necessary or advisable by the Depositary
or the Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to the provisions of the
following sentence.  Notwithstanding any other
provision of the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may be
suspended only for (i) temporary delays caused
by closing the transfer books of the Depositary or
the Company or the deposit of Shares in
connection with voting at a shareholders meeting,
or the payment of dividends, (ii) the payment of
fees, taxes and similar charges, (iii) compliance
with any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities, or
(iv) any other reason that may at any time be
specified in paragraph I(A)(1) of the General
Instructions to Form F-6, as from time to time in
effect, or any successor provision thereto.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for deposit
under the Deposit Agreement any Shares required
to be registered under the provisions of the
Securities Act, unless a registration statement is
in effect as to such Shares.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any Receipt
or any Deposited Securities represented hereby,
such tax or other governmental charge shall be
payable by the Owner hereof.  The Depositary
may refuse to effect any transfer of this Receipt
or any combination or split-up hereof or any
withdrawal of Deposited Securities represented
by American Depositary Shares evidenced by
such Receipt until such payment is made, and
may withhold any dividends or other
distributions, or may sell for the account of the
Owner hereof any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this Receipt, and
may apply such dividends or other distributions
or the proceeds of any such sale in payment of
such tax or other governmental charge (and any
taxes or expenses arising out of such sale), and
the Owner hereof shall remain liable for any
deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares hereunder
and under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor, if any,
are validly issued, fully paid, non-assessable, and
free of any preemptive rights of the holders of
outstanding Shares and that the person making
such deposit is duly authorized so to do.  Such
representations and warranties shall survive the
deposit of Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for deposit
or any Owner of a Receipt may be required from
time to time to file with the Depositary or the
Custodian such proof of citizenship or residence,
exchange control approval, legal or beneficial
ownership of Receipts or Deposited Securities,
compliance with all applicable laws or
regulations or terms of the Deposit Agreement or
such Receipt, or such information relating to the
registration on the books of the Company or the
Foreign Registrar, if applicable, to execute such
certificates and to make such representations and
warranties, as the Depositary may deem
reasonably necessary or proper or as the
Company reasonably may require.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or distribution
of rights or of the proceeds thereof or the delivery
of any Deposited Securities until such proof or
other information is filed or such certificates are
executed or such representations and warranties
are made.  The Depositary shall from time to time
advise the Company of the availability of any
such proofs, certificates, other information or
representations and warranties and shall provide
copies thereof to the Company as promptly as
practicable upon request by the Company, unless
such disclosure is prohibited by law.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees and
reasonable out-of-pocket expenses of the
Depositary and those of the Registrar only in
accordance with agreements in writing entered
into between the Depositary and the Company
from time to time.  The Depositary shall present
detailed statement for fees and such expenses to
the Company at least once every three months.
The charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges (to the extent
permitted by applicable law or the rules of any
securities exchange on which the American
Depositary Shares are admitted for trading) shall
be incurred by any party depositing or
withdrawing Shares or by any party surrendering
Receipts or to whom Receipts are issued
(including, without limitation, issuance pursuant
to a stock dividend or stock split declared by the
Company or an exchange of stock regarding the
Receipts or Deposited Securities or a distribution
of Receipts pursuant to Section 4.03 of the
Deposit Agreement), whichever is applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to
time be in effect for the registration of transfers
of Shares generally on the Share register of the
Company or Foreign Registrar and applicable to
transfers of Shares to the name of the Depositary
or its nominee or the Custodian or its nominee on
the making of deposits or withdrawals under the
terms of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as are
expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of Foreign Currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee not in excess of $5.00 per
100 American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Sections 2.03 or 4.03 of the
Deposit Agreement and the surrender of Receipts
pursuant to Section 2.05 of the Deposit
Agreement (other than any execution and
delivery of Receipts in connection with the initial
issuance of Receipts under the Deposit
Agreement), (6) a fee not in excess of $0.02 per
American Depositary Share (or portion thereof)
for any cash distribution pursuant to Section 4.01
of the Deposit Agreement and (7) a fee for the
distribution of proceeds of sales of securities or
rights pursuant to Sections 4.02 or 4.04,
respectively, of the Deposit Agreement, such fee
(which may be deducted from such proceeds)
being in an amount equal to the lesser of (i) the
fee for the issuance of American Depositary
Shares referred to above which would have been
charged as a result of the deposit by Owners of
securities (for purposes of this clause 7 treating
all such securities as if they were Shares) or
Shares received in exercise of rights distributed
to them pursuant to Sections 4.02 or 4.04,
respectively, but which securities or rights are
instead sold by the Depositary and the net
proceeds distributed and (ii) the amount of such
proceeds.
      The Depositary, subject to Articles 2
and 8 hereof and as permitted by the Charter,
may own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Neither the Depositary nor the Custodian
shall deliver Shares, by physical delivery, book
entry or otherwise (other than to the Company or
its agent as contemplated by Section 4.08 of the
Deposit Agreement), or otherwise permit Shares
to be withdrawn from the facility created hereby,
except upon the receipt and cancellation of
Receipts.
      The Depositary may issue Receipts
against rights to receive Shares from the
Company (or any agent of the Company
recording Share ownership).  No such issue of
Receipts will be deemed a Pre-Release subject to
the restrictions of the following paragraph.
      In its capacity as Depositary, the
Depositary will not deliver Shares held under the
Deposit Agreement prior to the receipt and
cancellation by the Depositary of Receipts.  The
Depositary may execute and deliver Receipts
prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement (Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of
Receipts which have been Pre-Released, whether
or not such cancellation is prior to the termination
of such Pre-Release or the Depositary knows that
such Receipt has been Pre-Released.  The
Depositary may receive Receipts in lieu of Shares
in satisfaction of a Pre-Release.  Each Pre-
Release will be (a) preceded or accompanied by a
written representation and agreement from the
person to whom Receipts or Shares are to be
delivered (the Pre-Releasee) that the Pre-
Releasee, or its customer, (i) owns the Shares or
Receipts to be remitted, as the case may be,
(ii) assigns all beneficial right, title and interest in
such Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for the
benefit of the Owners, and (iii) will not take any
action with respect to such Shares or Receipts, as
the case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary, disposing
of such Shares or Receipts, as the case may be,
other than in satisfaction of a Pre-Release), (b) at
all times fully collateralized) with cash, U.S.
government securities or such collateral as the
depositary determines, in good faith, will provide
substantially similar liquidity and security,
(c) terminable by the Depositary on not more
than five (5) Business Days notice, and
(d) subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
The number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited under the
Deposit Agreement; provided, however, that the
Depositary reserves the right to disregard such
limit from time to time as it deems reasonably
appropriate and may, with the prior written
consent of the Company, change such limit for
purposes of general application.  The Depositary
will also set Dollar limits with respect to Pre-
Release transactions to be entered into under the
Deposit Agreement with any particular Pre-
Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes of
enabling the Depositary to fulfill its obligations
to the Owners under the Deposit Agreement, the
collateral referred to in clause (b) above shall be
held by the Depositary as security for the
performance of the Pre-Releasees obligations to
the Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts upon
termination of a Pre-Release transaction (and
shall not, for the avoidance of doubt, constitute
Deposited Securities under the Deposit
Agreement).
      The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt, and every
successive holder and Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when properly
endorsed or accompanied by proper instruments
of transfer and transferred in accordance with the
terms of the Deposit Agreement, is transferable
by delivery with the same effect as in the case of
a negotiable instrument; provided, however, that
the Depositary and the Company,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes and neither the Company nor the
Depositary shall have any obligation or be
subject to any liability under this Deposit
Agreement to any Beneficial Owner of a Receipt
unless such Beneficial Owner is the Owner
thereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be valid
or obligatory for any purpose, unless this Receipt
shall have been executed by the Depositary by
the manual signature of a duly authorized
signatory of the Depositary; provided, however,
that such signature may be a facsimile if a
Registrar for the Receipts shall have been
appointed and such Receipts are countersigned by
the manual signature of a duly authorized officer
of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly, files
certain reports with the Commission.  Such
reports will be available for inspection and
copying by Owners and Beneficial Owners at the
public reference facilities maintained by the
Commission located at 100 F Street, N.E.,
Washington, D.C. 20549.
      The Depositary will make available for
inspection by Owners of Receipts at its Corporate
Trust Office any reports, notices and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary, the
Custodian or a nominee of either as the holder of
the Deposited Securities and (b) made generally
available to the holders of such Deposited
Securities by the Company.  The Depositary will
also make available for inspection by Owners of
Receipts copies of such reports, notices and
communications when furnished by the Company
pursuant to the Deposit Agreement.  Any such
reports, notices and communications, including
any such proxy soliciting material, furnished to
the Depositary by the Company shall be
furnished in English to the extent such materials
are required to be translated into English pursuant
to any regulations of the Commission applicable
to the Company.  The Company agrees to provide
to the Depositary, at the Companys expense
(unless otherwise agreed in writing by the
Company and the Depositary), all documents that
it provides to the Custodian.
      In the event the Receipts are listed or
quoted on a national securities exchange or
quoted in an automated inter-dealer quotation
system in the United States, the Company will
promptly transmit to the Custodian English
language versions of any reports and other
communications that are made generally
available by the Company to holders of its Shares
or other Deposited Securities and the Depositary
will, at the Companys expense (unless otherwise
agreed in writing by the Company and the
Depositary), arrange for the prompt transmittal
by the Custodian to the Depositary of such
notices, reports and other communications and
arrange for the mailing, at the Companys expense
(unless otherwise agreed in writing by the
Company and the Depositary), of copies thereof
(or if requested by the Company, a summary of
any such notice provided by the Company) to all
Owners or, at the request of the Company, make
such notices, reports and other communications
available to all Owners on a basis similar to that
for holders of Shares or other Deposited
Securities, or on such other basis as the Company
may advise the Depositary may be required by
any applicable law, regulation or stock exchange
requirement.  The Company has delivered to the
Depositary and the Custodian a copy of the
provisions of or governing the Shares issued by
the Company, and promptly upon any
amendment thereto or change therein, the
Company shall deliver to the Depositary and the
Custodian a copy of such provisions as so
amended or changed. The Depositary may rely
upon such copy for all purposes of the Deposit
Agreement. The Depositary will, at the expense
of the Company (unless otherwise agreed in
writing by the Company and the Depositary),
make such copy and such notices, reports and
other communications available for inspection by
Owners at the Depositarys office, at the office of
the Custodian and at any other designated
transfer offices.
      The Depositary will keep books for the
registration of Receipts and transfers of Receipts
which at all reasonable times shall be open for
inspection by the Owners; provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts for an
object other than the business of the Company,
including, without limitation, a matter related to
the Deposit Agreement, the Receipts or the
Deposited Securities.
      The Depositary may after consultation
with the Company and when deemed expedient
by it in connection with the performance of its
duties under the Deposit Agreement and shall
upon the reasonable request of the Company,
close the transfer books to the extent practicable,
at any time or from time to time, provided that
any such closing of the transfer books shall be
subject to the provisions of Section 2.06 of the
Deposit Agreement which limit the suspension of
withdrawals of Shares.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary or on its behalf,
its agent, receives any cash dividend or other
cash distribution on any Deposited Securities, the
Depositary will, if at the time of receipt thereof
any amounts received in a Foreign Currency can
in the judgment of the Depositary be converted
on a reasonable basis into United States dollars
transferable to the United States, and subject to
the Deposit Agreement, convert or will cause its
agent to convert, as promptly as practicable (and
in any event within one (1) Business Day) after
its receipt of such dividend or distribution (unless
otherwise prohibited or prevented by law), such
dividend or distribution into Dollars and transfer
such Dollars to the United States, and shall, as
promptly as practicable, distribute the amount
thus received (net of the expenses of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) to the
Owners of Receipts entitled thereto, provided,
however, that in the event that the Company, the
Depositary or the Custodian is required to
withhold and does withhold from such cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes, the amount distributed to the Owners of
the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
      Subject to the provisions of Section 4.11
and 5.09 of the Deposit Agreement, whenever the
Depositary or on its behalf, its agent receives any
distribution on any Deposited Securities other
than a distribution described in Sections 4.01,
4.03 or 4.04 of the Deposit Agreement, the
Depositary may, and shall if the Company so
requests, as promptly as practicable, cause the
securities or property received by it or its agent to
be distributed to the Owners of Receipts entitled
thereto, in proportion to the number of American
Depositary Shares representing such Deposited
Securities held by each of them respectively, in
any manner that the Depositary may deem
equitable and practicable for accomplishing such
distribution; provided, however, that if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled thereto, or
if for any other reason the Depositary deems such
distribution not to be feasible, the Depositary
may, with the Companys approval, which shall
not be unreasonably withheld, adopt such method
as it may deem equitable and practicable for the
purpose of effecting such distribution, including,
but not limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale (net
of the fees of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement and any expenses in connection with
such sale) shall be distributed by the Depositary
to the Owners of Receipts entitled thereto as in
the case of a distribution received in cash, all in
the manner and subject to the conditions set forth
in the Deposit Agreement.  To the extent such
securities or property or the net proceeds thereof
are not distributed to Owners as provided in
Section 4.02 of the Deposit Agreement, the same
shall constitute Deposited Securities and each
American Depositary Share shall thereafter also
represent its proportionate interest in such
securities, property or net proceeds.
      If any distribution consists of a dividend
in, or free distribution of, Shares, the Depositary
may, and shall if the Company so requests,
distribute, as promptly as practicable, to the
Owners of outstanding Receipts entitled thereto,
in proportion to the number of American
Depositary Shares representing such Deposited
Securities held by each of them respectively,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution subject to the
terms and conditions of the Deposit Agreement
with respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the withholding
of any tax or other governmental charge as
provided in Section 4.11 of the Deposit
Agreement and the payment of the fees of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement.  In lieu
of delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the manner
and subject to the conditions set forth in the
Deposit Agreement.  If additional Receipts are
not so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the Deposited
Securities represented thereby.  Prior to the
Effective Time, each beneficial owner of
Receipts or Shares so distributed shall be deemed
to have made the representations and warranties
required pursuant to Section 2.02 of the Deposit
Agreement.  In addition, the Depositary may
withhold any distribution of Receipts under
Section 4.03 of the Deposit Agreement if it has
not received satisfactory assurances from the
Company that such distribution does not require
registration under the Securities Act or is exempt
from registration under the provisions of such
Act.  Provided that, in any such event, the
Depositary may sell the Shares distributed upon
the Deposited Securities and distribute the net
proceeds, all in the manner and subject to the
conditions described in Section 4.01 of the
Deposit Agreement.
      In the event that the Depositary
determines that any distribution in property other
than cash (including Shares and rights to
subscribe therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems reasonably
necessary and practicable to pay any such taxes
or charges, and the Depositary shall distribute the
net proceeds of any such sale after deduction of
such taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary, after consultation with the
Company, shall determine the procedure to be
followed in making such rights available to any
Owners or in disposing of such rights on behalf
of any Owners and making the net proceeds
available to such Owners or, if by the terms of
such rights offering or for any other reason it
would be unlawful for the Depositary either to
make such rights available to any Owners or to
dispose of such rights and make the net proceeds
available to such Owners, then the Depositary
shall allow the rights to lapse.  If at the time of
the offering of any rights the Depositary
determines, after consultation with the Company,
that it is lawful and feasible to make such rights
available to all or certain Owners but not to other
Owners, the Depositary shall distribute to any
Owner to whom it determines the distribution to
be lawful and feasible, in proportion to the
number of American Depositary Shares held by
such Owner, warrants or other instruments
therefor in such form as it deems appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner requests
the distribution of warrants or other instruments
in order to exercise the rights allocable to the
American Depositary Shares of such Owner
hereunder, the Depositary will promptly make
such rights available to such Owner upon written
notice from the Company to the Depositary that
(a) the Company has elected in its sole discretion
to permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed warrants
or other instruments for rights to all or certain
Owners, then upon instruction pursuant to such
warrants or other instruments to the Depositary to
exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement and any other charges as set
forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Company shall cause the Shares so purchased
to be delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so purchased to
be deposited pursuant to Section 2.02 of the
Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement, execute
and deliver Receipts to such Owner.  In the case
of a distribution pursuant to this paragraph, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
      Unless otherwise instructed by the
Company, if the Depositary determines that it is
not lawful or feasible to make such rights
available to all or certain Owners, it will use its
best efforts that are reasonable under the
circumstances to, sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the Owners
to whom it has determined it may not lawfully or
feasibly make such rights available, and allocate
the net proceeds of such sale (net of the fees of
the Depositary as provided in Section 5.09 of the
Deposit Agreement, any expenses in connection
with such sale and all taxes and governmental
charges payable in connection with such rights
and subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an averaged
or other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or otherwise.  Such proceeds shall be
distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement.
      If a registration statement under the
Securities Act is required with respect to the
securities to which any rights relate in order for
the Company to offer such rights to Owners and
sell the securities represented by such rights, the
Depositary will not offer such rights to Owners
having an address in the United States (as defined
in Regulation S) unless and until such a
registration  statement is in effect, or unless the
offering and sale of such securities and such
rights to such Owners are exempt from
registration under the provisions of such Act;
provided, however, that nothing in the Deposit
Agreement shall create, or shall be construed as
creating, any obligation on the part of the
Company to file a registration statement under
the Securities Act or to endeavor to have a
registration statement declared effective.
      The Depositary shall not be responsible
for any failure to determine that it may be lawful
or feasible to make such rights available to
Owners in general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the net
proceeds from the sale of securities, property or
rights, and if at the time of the receipt thereof the
Foreign Currency so received can, pursuant to
applicable law, be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the Depositary or
the Custodian shall convert or cause to be
converted as promptly as practicable (and in any
event within one Business Day of its or its agents
receipt of such Foreign Currency), by sale or in
any other manner that it may determine in
accordance with applicable law, such Foreign
Currency into Dollars.  If, at the time of
conversion of such Foreign Currency into
Dollars, such Dollars can, pursuant to applicable
law, be transferred outside of Brazil for
distribution to Owners entitled thereto, such
Dollars shall be distributed as promptly as
practicable to the Owners entitled thereto or, if
the Depositary or the Custodian shall have
distributed any rights, warrants or other
instruments which entitle the holders thereof to
such Dollars, then as promptly as possible to the
holders of such rights, warrants and/or
instruments upon surrender thereof for
cancellation, in each case pursuant to Section
4.01 of the Deposit Agreement.  Such distribution
or conversion may be made upon an averaged or
other practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary or the Custodian as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion, transfer or distribution
can be effected only with the approval or license
of any government or agency thereof, the
Depositary or the Custodian shall file as promptly
as practicable such application for approval or
license; however, the Depositary or the Custodian
shall be entitled to rely upon Brazilian local
counsel in such matters, which counsel shall be
instructed to act as promptly as possible.
      If at any time Foreign Currency received
by the Depositary or the Custodian is not,
pursuant to applicable law, convertible, in whole
or in part, into Dollars transferable into the
United States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the opinion of
the Depositary cannot be promptly obtained at a
reasonable cost, the Depositary or the Custodian
shall, (a) as to that portion of the Foreign
Currency that is convertible into Dollars, make
such conversion and, if permitted by applicable
law, transfer such Dollars to the United States for
distribution to Owners in accordance with the
first paragraph of this Article 13 or, if such
transfer is not so permitted, hold such Dollars
uninvested and without liability for interest
thereon for the respective accounts of the Owners
entitled to receive the same, and (b) as to the
nonconvertible balance, if any, (i) if requested in
writing by an Owner, distribute or cause the
Custodian to distribute the Foreign Currency (or
an appropriate document evidencing the right to
receive such Foreign Currency) received by the
Depositary or Custodian in respect of the
American Depositary Shares evidenced by
Receipts held by such Owner (as the same may
be adjusted as a consequence of subclause (ii)
below) to such Owner (x) if such request is
received before the 15th day of a calendar month,
on such 15th day, or (y) if not, on the last day of
such month (or, in either case, if such day is not a
Business Day, on the next succeeding Business
Day) and (ii) the Depositary shall cause the
Custodian to hold any amounts of nonconvertible
Foreign Currency not distributed pursuant to the
immediately preceding subclause (i) for the
respective accounts of the Owners entitled to
receive the same, uninvested and without liability
for interest thereon, on demand and, if and to the
extent reasonably practicable and permitted by
applicable law, in a manner designed to protect
such Owners against the effects of inflation;
provided that at such time, at the reasonable
request of the Depositary, the Company shall
furnish the Depositary, at the Companys expense,
with a written opinion from recognized United
States counsel for the Company confirming that
the manner in which the Depositary proposes to
hold such amounts of non-convertible Foreign
Currency will not violate the Investment
Company Act of 1940.
15.	RECORD DATES.
      Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued, in each case with
respect to the Deposited Securities, or whenever
for any reason the Depositary causes a change in
the number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting of
holders of Shares or other Deposited Securities,
or for any other reason, the Depositary shall fix a
record date, which date shall (x) be the same date
as the record date fixed by the Company, if any,
to the extent practicable, or (y) if different from
the record date fixed by the Company, be as near
as practicable to the corresponding record date
set by the Company and, if more than five
business days after such record date, after
consultation with the Company, (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions for
the exercise of voting rights at any such meeting,
(b) on or after which each American Depositary
Share will represent the changed number of
Shares, or (c) for any other reason, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting or
solicitation of proxies of holders of Shares or
other Deposited Securities, if requested in writing
by the Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice, the form of which notice shall
be in the sole discretion of the Depositary, which
shall contain (a) such information as is contained
in such notice of meeting or solicitation, (or, if
requested by the Company, a summary in English
of such information provided by the Company),
(b) a statement that the Owners of Receipts as of
the close of business on a specified record date
will be entitled, subject to any applicable
provision of Brazilian law, the Charter and the
provisions of the Deposited Securities, to instruct
the Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of Shares
or other Deposited Securities represented by their
respective American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including an express
indication that instructions may be given or
deemed given in accordance with the last
sentence of this paragraph if no instruction is
received, to the Depositary to give a discretionary
proxy to a person designated by the Company.
Upon the written request of an Owner of a
Receipt on such record date, received on or
before the date established by the Depositary for
such purpose, the Depositary shall endeavor
insofar as practicable and permitted under
Brazilian law, the Charter and the Deposited
Securities to vote or cause to be voted the amount
of Shares or other Deposited Securities
represented by such American Depositary Shares
owned by such Owner in accordance with the
instructions set forth in such request.  The
Depositary shall not itself exercise any voting
discretion over any Deposited Securities.  If no
instructions are received by the Depositary from
any Owner with respect to any of the Deposited
Securities represented by the American
Depositary Shares evidenced by such Owners
Receipts on or before the date established by the
Depositary for such purpose, the Depositary shall
deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with respect
to such Deposited Securities and the Depositary
shall give a discretionary proxy to a person
designated by the Company to vote such
Deposited Securities; provided that no such
instruction shall be deemed given and no such
discretionary proxy shall be given with respect to
any matter as to which the Company informs the
Depositary (and the Company agrees to provide
such information as promptly as practicable in
writing) that (x) the Company does not wish such
proxy given, (y) substantial opposition exists or
(z) such matter materially or adversely affects the
rights of holders of Shares.
      Subject to the rules of any securities
exchange on which American Depositary Shares
or the Deposited Securities represented thereby
are listed, the Depositary shall deliver, at least
two Business Days prior to the date of such
meeting, to the Company, to the attention of its
Chief Financial Officer, copies of all instructions
received from Owners in accordance with which
the Depositary will vote, or cause to be voted, the
Deposited Securities represented by the
American Depositary Shares evidenced by the
Receipts owned by the Owners at such meeting.
Delivery of instructions will be made at the
expense of the Company  (unless otherwise
agreed in writing by the Company and the
Depositary); provided that payment of such
expenses shall not be a condition precedent to the
obligations of the Depositary under Section 4.07
of the Deposit Agreement.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in nominal value, change
in par value, or split-up, consolidation, or any
other reclassification of Deposited Securities, or
upon any recapitalization, reorganization, merger,
consolidation, or sale of assets affecting the
Company or to which it is a party, any securities
which shall be received by the Depositary or a
Custodian in exchange for or in conversion of or
in respect of Deposited Securities shall be treated
as new Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent the new Deposited
Securities so received, unless additional Receipts
are delivered pursuant to the following sentence.
In any such case the Depositary may, and shall if
the Company shall so request, execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the Company
shall incur any liability to any Owner or
Beneficial Owner,  (i) if by reason of any
provision of any present or future law or
regulation of the United States, Brazil or any
other country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of the
Charter or the Deposited Securities, or by reason
of any act of God or war or terrorism or other
circumstance beyond its control, the Depositary
or the Company shall be prevented or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing any
act or thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed; (ii) nor shall the Depositary or the
Company incur any liability to any Owner or
Beneficial Owner by reason of any
nonperformance or delay, caused as aforesaid, in
the performance of any act or thing which by the
terms of the Deposit Agreement it is provided
shall or may be done or performed; (iii) or by
reason of any exercise of, or failure to exercise,
any discretion provided for in this Deposit
Agreement; (iv) for the inability of any Owner or
Beneficial Owner to benefit from any
distribution, offering, right or other benefit which
is made available to holders of Deposited
Securities but is not, under the terms of the
Deposit Agreement, made available to Owners or
Beneficial Owners, or (v) for any special,
consequential or punitive damages for any breach
of the terms of the Deposit Agreement.  Where,
by the terms of a distribution pursuant to
Sections 4.01, 4.02 or 4.03 of the Deposit
Agreement, or an offering or distribution
pursuant to Section 4.04 of the Deposit
Agreement, or for any other reason, the
Depositary is prevented or prohibited from
making such distribution or offering available to
Owners, and the Depositary is prevented or
prohibited by applicable law from disposing of
such distribution or offering on behalf of such
Owners and making the net proceeds available to
such Owners, then the Depositary shall not make
such distribution or offering, and shall allow any
rights, if applicable, to lapse.  Neither the
Company nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary shall not
be subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company shall be
under any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect
of the Receipts, which in its opinion may involve
it in expense or liability, unless indemnity
satisfactory to it against all expenses and liability
shall be furnished as often as may be required,
and the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the Custodian
being solely to the Depositary.  Neither the
Depositary nor the Company shall be liable for
any action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or Beneficial Owner of a
Receipt, or any other person believed by it in
good faith to be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary, whether in connection with a previous
act or omission of the Depositary or in
connection with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue out of
which such potential liability arises, the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to indemnify
the Depositary, its directors, employees, agents
and affiliates and any Custodian against, and hold
each of them harmless from, any liability or
expense (including, but not limited to, the
reasonable fees and expenses of counsel) which
may arise out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may
be amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for any
liability or expense arising out of the negligence
or bad faith of either of them, and except to the
extent that such liability or expense arises out of
information relating to the Depositary or the
Custodian, as applicable, furnished in writing to
the Company by the Depositary or the Custodian,
as applicable, expressly for use in any registration
statement, proxy statement, prospectus (or
placement memorandum) or preliminary
prospectus (or preliminary placement
memorandum) relating to the Shares, or
omissions from such information; or (ii) by the
Company or any of its directors, employees,
agents and affiliates.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which may arise out of any
Pre-Release (as defined in Section 2.09 of the
Deposit Agreement) to the extent that any such
liability or expense arises in connection with
(a) any United States federal, state or local
income tax laws or (b) the failure of the
Depositary to deliver Deposited Securities when
required under the terms of Section 2.05 of the
Deposit Agreement.  However, for the avoidance
of doubt, the indemnities contained in the
preceding paragraph shall apply to any liability or
expense which may arise out of any misstatement
or alleged misstatement or omission or alleged
omission in any registration statement, proxy
statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum) relating to
the offer or sale of Shares, except to the extent
any such liability arises out of (i) information
relating to the Depositary or any Custodian, as
applicable, furnished in writing to the Company
by the Depositary or any Custodian, as
applicable, expressly for use in any of the
foregoing documents, or, (ii) material omissions
from such information furnished by the
Depositary or any Custodian.
      No disclaimer of liability under the
Securities Act is intended by any provisions of
the Deposit Agreement.
      The Depositary, subject to Sections 2.05
and 2.09 of the Deposit Agreement, may own and
deal in any class of securities of the Company
and its affiliates and in Receipts.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign as
Depositary under the Deposit Agreement by
written notice of its election so to do delivered to
the Company, such resignation to take effect
upon the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by the
Company by written notice of such removal,
effective upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best interest
of the Owners of Receipts to do so, it may
appoint a substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges), or which shall otherwise prejudice any
substantial existing right of Owners of Receipts,
shall, however, not become effective as to
outstanding Receipts until the expiration of 30
days after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the time
any amendment so becomes effective shall be
deemed, by continuing to hold such Receipt, to
consent and agree to such amendment and to be
bound by the Deposit Agreement as amended
thereby.  In no event shall any amendment impair
the right of the Owner of any Receipt to
surrender such Receipt and receive therefor the
Deposited Securities represented thereby, except
in order to comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time, at the
direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit
Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash. After making such sale, the Depositary shall be discharged from all obligations under the Deposit
Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22. UNCERTIFICATED AMERICAN
DEPOSITARY SHARES; DTC DIRECT
REGISTRATION SYSTEM.
      Notwithstanding anything to the contrary
in the Deposit Agreement:
      (a)	American Depositary Shares may
be certificated securities evidenced by Receipts
or uncertificated securities.  The form of Receipt
annexed as Exhibit A to the Deposit Agreement
summarizes the terms and conditions of, and will
be the prospectus required under the Securities
Act of 1933 for, both certificated and
uncertificated American Depositary Shares.
Except for those provisions of the Deposit
Agreement that by their nature do not apply to
uncertificated American Depositary Shares, all
the provisions of the Deposit Agreement shall
apply, mutatis mutandis, to both certificated and
uncertificated American Depositary Shares.
      (b)	(i)	The term deliver, or its
noun form, when used with respect to Receipts,
shall mean (A) book-entry transfer of American
Depositary Shares to an account at The
Depository Trust Company, or its successor
(DTC), designated by the person entitled to such
delivery, evidencing American Depositary Shares
registered in the name requested by that person,
(B) registration of American Depositary Shares
not evidenced by a Receipt on the books of the
Depositary in the name requested by the person
entitled to such delivery and  mailing to that
person of a statement confirming that registration
or (C) if requested by the person entitled to such
delivery, delivery at the Corporate Trust Office of
the Depositary to the person entitled to such
delivery of one or more Receipts.
      	(ii)	The term surrender, when
used with respect to Receipts, shall mean (A) one
or more book-entry transfers of American
Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its
Corporate Trust Office of an instruction to
surrender American Depositary Shares not
evidenced by a Receipt  or (C) surrender to the
Depositary at its Corporate Trust Office of one or
more Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the laws
of New York.
      (d)	The Depositary shall have a duty
to register a transfer, in the case of uncertificated
American Depositary Shares, upon receipt from
the Owner of a proper instruction (including, for
the avoidance of doubt, instructions through DRS
and Profile as provided in subsection (f) below).
The Depositary, upon surrender of a Receipt for
the purpose of exchanging it for uncertificated
American Depositary Shares, shall cancel that
Receipt and send the Owner a statement
confirming that the Owner is the owner of the
same number of uncertificated American
Depositary Shares that the surrendered Receipt
evidenced. The Depositary, upon receipt of a
proper instruction (including, for the avoidance
of doubt, instructions through DRS and Profile as
provided in subsection (f) below) from the Owner
of uncertificated American Depositary Shares for
the purpose of exchanging them for certificated
American Depositary Shares, shall execute and
deliver to the Owner a Receipt evidencing the
same number of certificated American
Depositary Shares.
      (e)	Upon satisfaction of the conditions
for replacement of a Receipt that is mutilated,
lost, destroyed or stolen, the Depositary shall
deliver to the Owner the American Depositary
Shares evidenced by that Receipt in
uncertificated form unless otherwise requested by
the Owner.
      (f)	(i)  The parties acknowledge that
the Direct Registration System (DRS) and Profile
Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American
Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.


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